Exhibit 99.1
For Immediate Release

FIRST NBC BANK HOLDING COMPANY ANNOUNCES AGREEMENT TO ACQUIRE STATE INVESTORS BANCORP, INC.; FIRST NBC TICKER SYMBOL TO CHANGE TO "FNBC"

NEW ORLEANS, LA (December 30, 2014)-First NBC Bank Holding Company ("First NBC") (NASDAQ: NBCB), the holding company for First NBC Bank, and State Investors Bancorp, Inc. ("State Investors") (NASDAQ: SIBC), the holding company of State-Investors Bank, jointly announced today the signing of a definitive agreement for First NBC to acquire State Investors by means of a merger.

“This transaction enables us to further expand our presence within the New Orleans metropolitan area, our primary market,” stated President and Chief Executive Officer Ashton J. Ryan, Jr.  “We believe that our strong record for serving the small and mid-sized businesses and individuals in our market area will resonate with the customers served by State-Investors Bank.  We look forward to providing the bank’s customers with the high level of customer service for which we are known, in addition to a broader range of products and services than are currently available to them.  We also believe that the significant cost savings expected to result from the merger will enhance shareholder value.”

Tony Sciortino, President and Chief Executive Officer of State Investors and State-Investors Bank, said, “We are very pleased to be joining our organization with First NBC, a premier banking franchise in the New Orleans metropolitan area and Mississippi Gulf Coast. We are excited about the expanded products and services that this combination will bring to our customers and the communities we serve.”

State Investors operates four full service banking offices, all of which are located in the New Orleans metropolitan area. As of September 30, 2014, State Investors, on a consolidated basis, reported total assets of $269 million, total loans of $213 million and total deposits of $158 million.

• Entry into new section of the New Orleans metropolitan area with very strong demographic make-up
• Attractive opportunity to acquire 120 year old bank with deep community roots, a strong and proven credit history and a similar commitment toward customer service
• Provides liquidity to allow First NBC to fund loan growth inherent in $890 million loan pipeline
• Acquisition adds approximately $158 million in deposits in the New Orleans MSA
• Allows First NBC to effectively deploy capital
• Accretive to First NBC's EPS in 2015, 2.3% and 2016, 4.4%, IRR greater than 17%

Under the terms of the merger agreement, shareholders of State Investors will receive $21.25 in cash for each share of State Investors stock owned by them at the effective time of the merger. Based on 2,308,019 shares of common stock issued and outstanding as of December 30, 2014, the aggregate cash consideration payable to shareholders of State Investors is expected to equate to approximately $49.0 million. The merger agreement also provides that holders of stock options to purchase shares of State Investors common stock will receive, in exchange for their stock options, cash consideration equal to the difference between $21.25 and the exercise price of the option. Based on 221,626 stock options outstanding as of December 30, 2014 with a weighted average exercise price of $12.20 per share, First NBC expects to pay approximately $2.0 million in consideration for the outstanding stock options.

First NBC currently estimates annual pre-tax expense reductions associated with the transaction will be approximately 55% of the annual operating expenses of State Investors. The expense savings are estimated to be fully achieved on an after-tax basis during the first full year of operations following the merger. Acquisition and conversion related costs are estimated to be approximately $3.4 million on an after-tax basis. The transaction is expected to be accretive to First NBC's fully diluted earnings per share by approximately 4.4% in 2016. The proposed merger is expected to result in tangible book value dilution of approximately 2.1%, which is expected to be earned back in 3.0 years.

The estimated internal rate of return for the transaction is expected to be greater than 17%, and, therefore, in excess of First NBC’s cost of capital.

The merger agreement has been approved by the boards of directors of First NBC and State Investors, and the merger is expected to close in the second quarter of 2015. Completion of the transaction is subject to customary closing conditions, including the receipt of required regulatory approvals and the approval of the shareholders of State Investors. Promptly following the holding company merger, First NBC expects to merge the subsidiary banks under the charter of First NBC Bank.

First NBC was advised by Keefe Bruyette & Woods, a Stifel Company, as financial advisor, and Fenimore, Kay, Harrison & Ford, LLP, as legal counsel. State Investors was advised by Sterne Agee & Leach, Inc., as financial advisor, and Silver, Freedman, Taff & Tiernan LLP, as legal counsel.

About State Investors Bancorp, Inc.

State Investors is the holding company for State-Investors Bank, which conducts business from four full service banking offices in the New Orleans metropolitan area. The common stock of State Investors trades on the Nasdaq Capital Market under the symbol "SIBC." At September 30, 2014, State Investors had total assets of $269 million, total deposits of $158 million, total loans of $213 million and shareholders’ equity of $42 million.

About First NBC Bank Holding Company

First NBC, headquartered in New Orleans, Louisiana, offers a broad range of financial services through its wholly-owned banking subsidiary, First NBC Bank, a Louisiana non-member bank. First NBC's primary market is the New Orleans metropolitan area and the Mississippi Gulf Coast. First NBC operates 32 full service banking offices throughout its market and a loan production office in Gulfport, Mississippi and had 487 employees at September 30, 2014.

First NBC's common stock trades on the NASDAQ Global Select Market. Effective January 1, 2015, First NBC's ticker symbol will change from “NBCB” to “FNBC.”
State Investors will be filing a proxy statement and other relevant documents concerning the merger with the United States Securities and Exchange Commission (the “SEC”). WE URGE INVESTORS TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.
Investors will be able to obtain these documents free of charge at the SEC’s Web site (www.sec.gov). In addition, documents filed with the SEC by State Investors will be available free of charge from Janice DiVincenti, Corporate Secretary, at (504) 832-9400.
State Investors and its directors, executive officers and certain other members of management and employees may be deemed “participants” in the solicitation of proxies from shareholders of State Investors in favor of the merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the shareholders of State Investors in connection with the proposed merger will be set forth in the proxy statement when it is filed with the SEC. You can find information about State Investors’ executive officers and directors in its Annual Report on Form 10-K for the year ended December 31, 2013 and in its definitive proxy statement filed with the SEC on March 11, 2014.

This news release contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements do not relate strictly to historical or current facts. Forward-looking statements reflect management’s current views and estimates of future economic circumstances, industry conditions, company performance and financial results. They often include the words “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.” Forward-looking statements, by their nature, are subject to risks and uncertainties. A number of factors - many of which are beyond our control - could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. Forward-looking statements regarding the transaction are based upon currently available information.
Actual results could differ materially from those indicated in forward-looking statements. Among other factors, actual results may differ from those described in forward-looking statements due to: the possibility that the proposed transaction does not close when expected or at all because required regulatory, shareholder or other approvals and other conditions to closing are not received or satisfied on a timely basis or at all; the terms of the proposed transaction may need to be modified to obtain such approvals or satisfy such conditions; the anticipated benefits from the proposed transaction are not realized in the time frame anticipated or at all as a result of changes in general economic and market conditions, interest rates, laws and regulations and their enforcement, and the degree of competition in our markets; the ability to promptly and effectively integrate the businesses of the companies; the reaction of the companies’ customers to the transaction; diversion of management time on merger-related issues; changes in asset quality and credit risk; the inability to sustain revenue and earnings; and competitive conditions.
First NBC’s and State Investors’ Annual Reports on Form 10-K and other reports filed with the SEC describe some additional factors which could cause actual conditions, events or results to differ significantly from those described in forward-looking statements.

Forward-looking statements speak only as of the date they are made. Copies of the companies’ reports filed with the SEC are available in the Investor Relations section of the companies’ websites, www.firstnbcbank.com and www.stateinvestors.com. We do not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made or to reflect the occurrence of unanticipated events.

For further information contact:

First NBC Bank Holding Company Ashton J. Ryan, Jr. President and Chief Executive Officer (504) 671-3801 aryanjr@firstnbcbank.com	State Investors Bancorp, Inc. Anthony S. Sciortino President and Chief Executive Officer (504) 832-9400

For Immediate Release